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                                                                  EXHIBIT 99.169

YENDT, JOHN
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From:             Yendt, John
Sent:             Monday, April 17, 2000 12:08 PM
To:               `info@altranet.com'
Subject:          Request for Technical Info


Dear Altra,

We (Perot Systems Corp.) are looking for more information on your Electric Power Scheduling software.

We have a client looking to provide a power scheduling service. The client has asked us to provide them with a complete solution. Our choices are to either to produce our own custom scheduling software, or to purchase an existing software system, such as yours and customize the product to the client's specific needs. We would like to consider your product, but we need more information than is provided in the online web pages.

Some of the information we need is:

Business

1. Provision for real time management

2. Provision for NERC electronic tagging services or interface to NERC electronic tagging service systems

3. Congestion Forecasting

4. Congestion Management

5. Ancillary Services

6. Transmission rights scheduling

7. Day-Ahead and Hour-Ahead market scheduling

8. Multiple market scheduling capability

9. Stand-alone or integrated with other systems (such as trading, dispatch, settlement, data warehouse, etc

5. Any other relevant information

Technical

1. How the client/server interface communicates and some information on the API

2. Platforms the server runs on

3. How it executes with firewalls

4. Web interface

5. Database choices

6. Throughput and reliability

7. Can a 3rd party create their own UI to the server?

8. System security management

9. Access control

10. Market participant interface APIs --- Open or proprietary, which industry standards

11. Internet accessible?

Please have one of your sales people contact us,

Fulin Zhuang 1 626 926 4042 - business functionality
John Yendt 1 800 PAGE MCI 1596671 - technical specs

Note: Our bid is due this week, please respond quickly if you're interested.

John Yendt
Perot Systems Corp.







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